EXHIBIT 99.1

WHO'S YOUR DADDY, INC.

SUMMARY OF RESTATEMENTS FOR 2005 AND 2006

		Non-Cash Charges
	As Previously Reported	Convert. Debt	Warrants	Restated
As of December 31, 2005:
Assets	$278,600	$—	$—	$278,600
Current Liabilities	$2,011,466	$—	$—	$2,011,466
Derivative Liabilities	—	6,097,659	—	6,097,659
Long-Term Liabilities	1,750,000	(1,420,489)	—	329,511
Stock and Add. Paid in Capital	2,160,942	—	2,936,752	5,097,694
Accumulated Deficit	(5,643,808)	(4,677,170)	(2,936,752)	(13,257,730)
Liabilities and Equity	$278,600	$—	$—	$278,600

For the 12 Months Ended December 31, 2005:
Revenues	$77,463	$—	$—	$77,463
Cost of Sales	52,331	—	—	52,331
Operating Expenses	3,711,845	—	2,936,752	6,648,597
Interest Expense	564,598	4,677,170	—	5,241,768
Net Loss	$(4,251,311)	$(4,677,170)	$(2,936,752)	$(11,865,233)
Loss per Share	$(2.14)			$(5.97)
Weighted Average Shares Outstanding	1,987,105			1,987,105

As of December 31, 2006:
Assets	$597,495	$—	$—	$597,495
Current Liabilities	$4,242,141	$—	$—	$4,242,141
Derivative Liabilities	—	7,454,315	—	7,454,315
Long-Term Liabilities	2,080,143	(713,135)	—	1,367,008
Stock and Add. Paid in Capital	5,567,089	—	5,623,134	11,190,223
Accumulated Deficit	(11,291,878)	(6,741,180)	(5,623,134)	(23,656,192)
Liabilities and Equity	$597,495	$—	$—	$597,495

For the 12 Months Ended December 31, 2006:
Revenues	$1,189,057	$—	$—	$1,189,057
Cost of Sales	685,916	—	—	685,916
Operating Expenses	5,668,085	—	2,686,382	8,354,467
Interest Expense	483,125	2,064,010	—	2,547,135
Net Loss	$(5,648,069)	$(2,064,010)	$(2,686,382)	$(10,398,461)
Loss per Share	$(2.07)			$(3.80)
Weighted Average Shares Outstanding	2,733,165			2,733,165